EXHIBIT 10.7

FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of November 14, 2008, by and between W GROUP HOLDING LLC, a California limited liability company and RASAP FRANKLIN, LLC, a California limited liability company (collectively, “Landlord”), and ADEPT TECHNOLOGY, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

A. Landlord and Tenant are parties to that certain Lease Agreement (the “Lease”) dated as of October 10, 2008, which provides, among other things, for Tenant’s leasing from Landlord of certain premises located at 5627 Gibraltar Drive, Pleasanton, California 94588 (the “Premises”), all as more particularly described in the Lease.

B. Landlord and Tenant desire to amend the Lease subject to all of the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms and References to Sections. Initially capitalized terms used in this Amendment but not defined herein shall have the meanings ascribed thereto in the Lease. All references to Articles, Sections or Subsections in this Amendment shall mean Articles, Sections or Subsections in the Lease unless otherwise indicated.

2. Amendments to Lease.

(a) The definition of “Rent Commencement Date” set forth in Section 1.1(j) of the Lease shall be deleted in its entirety and shall be replaced with the following:

“Rent Commencement Date” shall be determined pursuant to Section 3.6 of the Lease.”

(b) Section 3.5 of the Lease is deleted in its entirety and replaced with the following:

“Landlord shall provide Tenant with limited access to the Premises in accordance with Section 3.6 below for the sole purpose of permitting Tenant to ready the Premises for Tenant’s occupancy, at such times as are reasonably specified by Landlord so that Tenant’s access does not materially interfere with the performance of the Tenant Improvements in the Premises. Tenant’s access to the Premises during the period of time prior to the Rent Commencement Date shall be subject to all the provisions of this Lease (including the Rules and Regulations and such other rules and regulations as Landlord may reasonably impose), other than the payment of Rent and the expiration date of the Lease shall not be advanced by such access by Tenant of the Premises prior to the Rent Commencement Date. Tenant shall not interfere with Landlord’s performance of the Tenant Improvements in the Initial Premises.”

(c) Section 3.6 of the Lease is hereby deleted in its entirety and replaced with the following:

“3.6 Early Access and Rent Commencement Date. Tenant shall be provided with access to the Initial Premises in accordance with Section 3.5 above as of December 17, 2008. The “Rent Commencement Date” shall occur upon the earliest to occur of: (i) the date on which Tenant occupies any portion of the Initial Premises and begins conducting business therein (it being understood that if Tenant accesses the Initial Premises pursuant to Section 3.5 above for the sole purpose of readying the Initial Premises, it shall not be deemed to have commenced business operations in the Initial Premises), or (ii) the date on which the Tenant Improvements in the Initial Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit B-1 attached hereto) or (iii) the date that the Tenant Improvements in the Initial Premises are Substantially Completed (but if the Tenant Improvements in the Initial Premises are Substantially Completed prior to January 1, 2009, the Rent Commencement Date shall not occur as a result of this subclause (iii) until January 1, 2009).

3. Counterparts. This Amendment may be executed in two or more fully or partially executed counterparts, any one or more of which may be executed and delivered by facsimile transmission, each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

4. Effectiveness of Lease. Except as expressly modified by this Amendment, the Lease remains in full force and effect and is hereby ratified and confirmed. To the extent of any inconsistency between this Amendment and the Lease, the terms and conditions of this Amendment shall control.

[SIGNATURE PAGE ATTACHED]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LANDLORD: W GROUP HOLDING LLC, a California limited liability company

By:	/s/ Jefferey M. Woods
Name:	Jefferey M. Woods
Its:	Member

RASAP FRANKLIN, LLC, a California limited liability company

By:	/s/ Gabriel Arechaederra
Name:	Gabriel Arechaederra
Its:	Manager

TENANT:

ADEPT TECHNOLOGY, INC., a Delaware corporation

By:	/s/ John Dulchinos
Name:	John Dulchinos
Its:	President and CEO

By:	/s/ Lisa M. Cummins
Name:	Lisa M. Cummins
Its:	VP Finance and CFO